Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES THIRD QUARTER RESULTS

REPORTS INCOME BEFORE TAXES OF $307.9 MILLION ON $445.1 MILLION IN NET REVENUES, EARNINGS PER SHARE OF $0.53

GREENWICH, CONN, October 25, 2007 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic market maker and broker, today reported diluted earnings per share of $0.53 for the quarter ended September 30, 2007, compared to pro forma $0.40 for the same period in 2006.

Net revenues were $445.1 million and income before income taxes was $307.9 million for the quarter, compared to net revenues of $339.8 million and income before income taxes of $220.1 million for the same period in 2006.

Business Highlights

•                  69.2% pre-tax margin.

•                  Diluted earnings per share increased 32.5% year over year.

•                  Electronic Brokerage pre-tax income up 114.9% year over year and 25.7% sequentially.

•                  50.4% Electronic Brokerage pre-tax margin.

•                  Cleared DARTs increased by 51.7% year over year, to 228,000.

•                  Market Making pre-tax income up 26.8% year over year and 110.4% sequentially.

•                  74.4% Market Making pre-tax margin.

•                  Market Making options contract volume increased 46.6% year over year and 26.9% sequentially.

“The third quarter was an all time record for us, both in our brokerage and in our market making businesses, as both segments benefited from increased volatility and trading volumes in the exchange-listed derivatives space,” said Thomas Peterffy, Chairman and CEO. “In our brokerage business we exceeded the 51% year on year earnings growth we have clocked in the last quarter by coming in with a growth rate over 100% for the current quarter. We are especially gratified by the 74% year on year increase in our cleared customers option volume because it validates the large investment we continue to make in bringing to our customers the best options trading technology available globally*. Our record results in market making, in a quarter that was challenging for many of our competitors, demonstrate the advantages of our automated systems that adapt quickly to turbulent markets where liquidity is most needed.”

*                 For a list of features included in the latest update to our brokerage platform please see www.interactivebrokers.com/ibnews.

Segment Overview

Electronic Brokerage

Electronic Brokerage segment income before income taxes increased 114.9% in the quarter ended September 30, 2007 compared with the same period in 2006 and 25.7% sequentially, reflecting higher revenues from commission and execution fees and growth in net interest income. Pre-tax margin increased from 44.4% in the prior quarter to 50.4% for the quarter ended September 30, 2007, reflecting leverage from automation. Total DARTs for cleared and execution-only customers increased 46.0% to 270,000 during the three months ended September 30, 2007, compared to 185,000 during the three months ended September 30, 2006. Cleared DARTs increased by 51.7% to 228,000, as compared to the same period in 2006.

Market Making

Market Making segment income before income taxes increased 26.8% in the quarter ended September 30, 2007 compared with the same period in 2006 and 110.4% sequentially. Pre-tax margin increased from 61.5% in the prior quarter to 74.4% for the quarter ended September 30, 2007. High market volumes and increased volatility leveraged benefits of our automated trading system and integrated real time risk management. Market Making options contract volume in the quarter ended September 30, 2007 increased by 46.6% from the same period in 2006. In addition, our strong capital base was helpful at a time of constrained liquidity.

Conference Call Information:

Interactive Brokers Group will hold a conference call with investors today, October 25, 2007, at 5:30 p.m. EST to discuss its third quarter results. Investors who would like to listen to the conference call live should dial 888-264-8952 (U.S. domestic) and 913-312-9321 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”

The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group is an automated global electronic market maker and broker specializing in routing orders and executing and processing trades in securities, futures and foreign exchange instruments as a member of more than 60 electronic exchanges and trading venues around the world. As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with direct access to stocks, options, futures, forex and bonds from a single IB Universal AccountSM. Employing proprietary software on a global communications network, Interactive Brokers Group continuously integrates its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company’s financial results may be found in the company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Andrew Wilkinson, 203-913-1369 or Investors: 888-919-0022 (domestic) and 312-542-6890 (international).

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

TRADE VOLUMES:

(in 000’s, except %)

	Market				Non				Av. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per US
Period	Trades	change	trades	change	trades	change	Trades	change	Trading Day
2003	32,772		22,748		2,367		57,887		230
2004	41,506	27%	28,876	27%	2,932	24%	73,314	27%	290
2005	54,044	30%	34,800	21%	7,380	152%	96,224	31%	382
2006	66,043	22%	51,238	47%	12,828	74%	130,109	35%	518

3Q2006	16,952		12,317		2,778		32,047		509
3Q2007	27,203	60%	19,092	55%	3,878	40%	50,173	57%	796

CONTRACT AND SHARE VOLUMES:

(in 000’s, except %)

TOTAL

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	change	(contracts)	change	(shares)	change
2003	194,358		31,034		17,038,250
2004	269,715	39%	37,748	22%	17,487,528	3%
2005	409,794	52%	44,560	18%	21,925,120	25%
2006	563,623	38%	62,419	40%	34,493,410	57%

3Q2006	130,966		16,112		8,697,086
3Q2007	178,906	37%	22,330	39%	12,805,676	47%

MARKET MAKING

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	change	(contracts)	change	(shares)	change
2003	177,459		6,638		12,578,584
2004	236,569	33%	10,511	58%	12,600,280	0%
2005	308,613	30%	11,551	10%	15,625,801	24%
2006	371,929	21%	14,818	28%	21,180,377	36%

3Q2006	85,760		3,949		5,268,608
3Q2007	125,720	47%	3,805	-4%	6,867,410	30%

BROKERAGE TOTAL

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	change	(contracts)	change	(shares)	change
2003	16,898		24,396		4,459,667
2004	33,146	96%	27,237	12%	4,887,247	10%
2005	101,181	205%	33,009	21%	6,299,319	29%
2006	191,694	89%	47,601	44%	13,313,033	111%

3Q2006	45,206		12,163		3,428,478
3Q2007	53,186	18%	18,525	52%	5,938,266	73%

* Includes options on futures

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

CONTRACT AND SHARE VOLUMES:

(in 000’s, except %)

BROKERAGE CLEARED

Period	Options (contracts)	% change	Futures* (contracts)	% change	Stocks (shares)	% change
2003	11,351		19,086		3,612,503
2004	16,438	45%	24,118	26%	4,339,462	20%
2005	23,456	43%	30,646	27%	5,690,308	31%
2006	32,384	38%	45,351	48%	12,492,870	120%

3Q2006	7,823		11,577		3,241,663
3Q2007	13,637	74%	17,844	54%	5,217,253	61%

* Includes options on futures

BROKERAGE STATISTICS

(in 000’s, except % and where noted)

	3Q2007	3Q2006	% Change
Total Accounts	90	74	22%
Customer Equity (in Billions) *	$8.3	$5.4	54%

Cleared DARTs	228	151	52%
Total Customer DARTs	270	185	46%

(in $’s, except DART per account)

Avg. Commission per DART	$4.58	$4.31
Avg. DART per Account (Annualized)	652	517
Avg. Net Revenue per Account (Annualized)	$4,344	$3,293

* Excluding Non-Customers

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(UNAUDITED)

		Three Months Ended September 30,
		2007	2006
		(in millions)

Market Making	Net revenues	$329.5	$264.6
	Non-interest expenses	84.4	71.3

	Income before income taxes	$245.1	$193.3

	Pre-tax profit margin	74%	73%

Electronic Brokerage	Net revenues	$111.7	$75.4
	Non-interest expenses	55.4	49.2

	Income before income taxes	$56.3	$26.2

	Pre-tax profit margin	50%	35%

Corporate	Net revenues	$3.9	$(0.2)
	Non-interest expenses	(2.6)	(0.8)

	Income before income taxes	$6.5	$0.6

Total	Net revenues	$445.1	$339.8
	Non-interest expenses	137.2	119.7

	Income before income taxes	$307.9	$220.1

	Pre-tax profit margin	69%	65%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months
	Ended September 30,
	Actual	Pro forma
	2007	2006
	(in millions except share and per share data)

Revenues:
Trading gains	$289.2	$229.5
Commissions and execution fees	69.5	42.8
Interest income	207.6	183.3
Other income	21.6	18.7

Total revenues	587.9	474.3

Interest expense	142.8	134.5

Total net revenues	445.1	339.8

Non-interest expenses:
Execution and clearing	85.1	76.7
Employee compensation and benefits	31.0	28.3
Occupancy, depreciation and amortization	6.7	5.1
Communications	4.1	3.2
General and administrative	10.3	6.4

Total non-interest expenses	137.2	119.7

Income before income taxes	307.9	220.1

Income tax expense	27.3	11.4
Minority interest	(258.4)	(191.8)

Net income	$22.2	$16.9

Earnings per share
Basic	$0.55	$0.42
Diluted	$0.53	$0.40

Weighted average common shares outstanding
Basic	40,142,196	40,142,196
Diluted	401,315,481	401,317,852

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
3Q06 PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended September 30, 2006
	Historical	Adjustments	Pro Forma(1)
	(dollars in millions except share and per share data)
Revenues:
Trading gains	$229.5	$—	$229.5
Commissions and execution fees	42.8	—	42.8
Interest income	183.3	—	183.3
Other income	18.7	—	18.7

Total revenues	474.3	—	474.3

Interest expense	134.5	—	134.5

Total net revenues	339.8	—	339.8

Non-interest expenses:
Execution and clearing	76.7	—	76.7
Employee compensation and benefits	28.3	—	28.3
Occupancy, depreciation and amortization	5.1	—	5.1
Communications	3.2	—	3.2
General and administrative(2)	6.4	0.0	6.4

Total non-interest expenses	119.7	0.0	119.7

Income before income taxes	220.1	(0.0)	220.1
Income tax expense(3),(4)	5.8	5.6	11.4
Less - Minority interest(5)	—	(191.8)	(191.8)

Net income	$214.3	$(197.4)	$16.9

Earnings per share(6):
Basic			$0.42
Diluted			$0.40

Weighted average common shares outstanding
Basic			40,142,196
Diluted			401,317,852

See accompanying notes to unaudited pro forma consolidated statement of income.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF INCOME

Represents adjustments to reflect the following:

(1)

Pro forma earnings per share calculations (i) include the restricted shares of Common Stock that have been issued or are to be issued pursuant to the 2007 ROI Unit Stock Plan and issuance of restricted shares of Common Stock pursuant to the 2007 Stock Incentive Plan, but (ii) exclude shares of Common Stock that are issuable in the future pursuant to the 2007 Stock Incentive Plan.

(2)	Gives effect to Delaware franchise taxes that will be payable, estimated at $0.165 million annually.

(3)

The income tax adjustment of $5.6 million for the three months ended September 30, 2006, represents the sum of the current income tax expense adjustment for this period (referenced in this footnote 3) and the deferred income tax expense adjustment for this period (referenced in footnote 4 below). Additional current income tax expense on our 10.49% investment in IBG LLC would be $1.4 million for the three months ended September 30, 2006. In addition to increased currently payable income taxes, we will incur increased deferred income tax expense (see footnote 4).

(4)

Additional deferred income tax expense will be $16.6 million annually, resulting from the straight-line amortization of the deferred tax asset of $248.3 million arising from the acquisition of the 10.0% member interest in IBG LLC (see footnote 3 above) over 15 years.

(5)

Gives effect to the 89.51% interest in IBG LLC that IBG Holdings LLC holds arising from the Recapitalization and the IPO, including initial share issuances pursuant to employee equity incentive plans. The adjustments are equal to 89.51% of total net income for the three month period ended September 30, 2006.

(6)

Basic pro forma earnings per share are calculated based on 40.1 million shares of Common Stock and 100 shares of Class B common stock being outstanding, including 0.1 million shares issued pursuant to the employee equity incentive plans. Diluted earnings per share are calculated based on an assumed purchase by us of all remaining IBG LLC membership interests held by IBG Holdings LLC and the issuance by us of 360 million shares of Common Stock, resulting in a total of 401.3 million shares deemed outstanding as of the beginning of each period. There is no impact on earnings per share for such purchase and issuance because 100% of net income before minority interest would be available to common stockholders as IBG Holdings LLC would no longer hold a minority interest, and the full difference between the book and tax basis of IBG LLC’s assets would also be available for reducing income tax expense. Therefore, the net income utilized to calculate diluted earnings per share would be $161 million for the three month period ended September 30, 2006.

Diluted weighted average common shares outstanding of 401.3 million shares also includes 1.2 million shares of Common Stock to be issued pursuant to the 2007 ROI Unit Stock Plan. Shares of Common Stock to be issued in connection with the 2007 Stock Incentive Plan have been excluded from diluted weighted average common shares outstanding because such shares are non-dilutive.